EXHIBIT 4.2


                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

     We have issued our report dated January 22, 2004 on the statements of condition and related bond portfolios of Van Kampen Unit Trusts, Municipal Series 479 as of January 22, 2004 contained in the Registration Statement on Form S-6 and in the Prospectus. We consent to the use of our report in the Registration Statement and in the Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Certified Public Accountants" in Prospectus Part II.

                                                              GRANT THORNTON LLP

Chicago, Illinois
January 22, 2004